Form C

Cover Page

Name of issuer:

Saranac Lake Community Store, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 2/16/2007

Physical address of issuer:

97 Main St.
Saranac Lake NY 12983

Website of issuer:

http://www.community-store.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

10/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$250,676.00	$303,484.00
Cash & Cash Equivalents:	$30,086.00	$78,453.00
Accounts Receivable:	$1,182.00	$1,199.00
Short-term Debt:	$25,407.00	$33,245.00
Long-term Debt:	$225,269.00	$270,239.00
Revenues/Sales:	$349,804.00	$374,463.00
Cost of Goods Sold:	$195,979.00	$206,738.00
Taxes Paid:	$355.00	$480.00
Net Income:	($44,970.00)	($32,876.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Saranac Lake Community Store, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Franny Preston	Loan Officer	PrimeLending	2012
Leslie Karasin	Energy and Land Use Planning	Borealis Consulting	2013
Sara Lindsay Cook	Account Manager	AdWorkshop	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alan Brown	Treasurer	2007
Peter Wilson	Secretary	2012
Melinda Little	CEO	2007
Melinda Little	President	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Melinda Little is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.
>
> Peter Wilson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.
>
> Alan Brown is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Statements made in this campaign that contain or describe the Company's objectives, projections, estimates, expectations or predictions of the future may be "forward-looking statements" within the meaning of securities laws, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "estimates," "anticipates" or the negatives thereof or other variations thereon. The Company cautions that, by their nature, such forward-looking statements involve risk and uncertainty, and that the Company's actual actions or results could differ materially from those expressed or implied in such forward-looking statements or could affect the extent to which a particular projection is realized. Unanticipated events or circumstances occurring after the date of this campaign could negatively impact said projections or estimates.

It's possible that the current trend towards the revitalization of downtown Saranac Lake could suffer a reversal, perhaps by the entry of an out-of-town big box store to the area, thus reducing the Village's tourist appeal.

It's also possible that an aggressive competitor might decide to launch a competitive e-commerce site focused on the Adirondack-oriented sales space.

The Community Store might have difficulty hiring additional qualified management personnel going forward.

The Community Store is currently reliant on a small management team, any loss of their services or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our business, as is the case of other brick & mortar retailers, is seasonal. As a result, we should see sales gradually increase from May through August due to the influx of tourists to the Adirondack Region but a decrease during these other months, could adversely affect our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

Legal and Filing Fees	$3,500
Funding Commissions	$3,500
Branding	$8,000
Web Design/E-commerce	$15,000
Working Capital	$17,500
Wefunder Intermediary fee	$2,500

If we raise: **$107,000**

Use of Proceeds:

Legal and Filing Fees	$3,500
Funding Commissions	$7,500
Branding	$8,000
Web Design/E-commerce	$25,000
Search Optimization	$5,000
Consulting for 6 mos.	$7,400
New product development	$5,000
Working capital/e-commerce	$15,600
General Working Capital	$24,650
Wefunder Intermediary fee	$5,350

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

For Investors who fund up to the first $50,000 of the fundraise will receive 2x their principal.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	6,000	5,417	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Issued capital comprises 5,417 shares with a par value of 10 cents each that were issued at $100 per share. Common Stock shares were issued to subscribers to the Offering following its closure on December 22, 2011. These shareholders have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a small, independent, downtown department store, selling apparel for all family members, home essentials (table top, kitchen, linens, bathroom, etc.), crafts, yarns, locally made products, local interest books and more to the residents of and visitors to Saranac Lake, NY.

For our brick & mortar operation, we want to be THE place that visitors come to when they travel to Saranac Lake and the first place that ALL residents shop for essential items. Concurrently, we hope to have a robust e-commerce site that provides the thousands of annual and seasonal visitors to SL with a way to share with their family and friends their love for and connection to the Region.

Milestones

Saranac Lake Community Store, Inc. was incorporated in the State of New York in February 2007.

Since then, we have:

- Raised $541,700 in increments of $100 per share from 750 NY State residents during the financial crisis that began in 2008.
- Opened our doors on Oct. 29, 2011 after largely volunteer driven renovation of a 4,000 square foot former restaurant.
- Have established ourselves as a vital resource to the community, meeting the needs of local residents and organizations.
- Signed up 1,800 for our Customer Rewards Program since May, 2017 and 500 in our Yarn Club.
- Established ourselves as the source of a wide selection of locally produced products that already generate $50k in annual revenues.
- Our customer conversion rate (i.e. the percent of those who buy once they cross the threshold) is very high at 40%+.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended April 30, 2017, the Company had revenues of $349,804 compared to the year ended April 30, 2016, when the Company had revenues of $374,463. Our gross margin was 43.97% in fiscal year 2017, compared to 44.79% in 2016.
- *Assets.* As of April 30, 2017, the Company had total assets of $250,676, including $30,086 in cash. As of April 30, 2016, the Company had $303,484 in total assets, including $78,453 in cash.
- *Net Loss.* The Company has had net losses of $44,970 and net losses of $32,876 for the fiscal years ended April 30, 2017 and April 30, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $250,676 for the fiscal year ended April 30, 2017 and $303,484 for the fiscal year ended April 30, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $541,700 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 60 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Saranac Lake Community Store, Inc. cash in hand is $8,975.23, as of March 2018. Over the last three months, revenues have averaged $33,330.37/month, cost of goods sold has averaged $18,862/month, and operational expenses have averaged $15,823.08/month, for an average burn rate of $1,354.71 per month. Our intent is to be profitable in 18 months.

The most striking trend has been an uptick in sales due to the re-opening on January 20, 2018 of the Hotel Saranac across the street from The Community Store. We have also experienced a temporary small drop in gross margins due to our efforts to clear out "stale" inventory.

Our business, as is the case of other brick & mortar retailers, is seasonal. As a result, we should see sales gradually increase from May through August due to the influx of tourists to the Adirondack Region. Approximately 37% of our sales are generated in this period.. We also expect to realize an ongoing uptick in sales from the Hotel Saranac and a further uptick when our rebranding effort is completed in July/August. We do not anticipate any significant changes in either our ongoing operating expenses or our gross margin which typically hovers around 45%.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Melinda Little, certify that:

(1) the financial statements of Saranac Lake Community Store, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of Saranac Lake Community Store, Inc. included in this Form reflects accurately the information reported on the tax return for Saranac Lake Community Store, Inc. filed for the fiscal year ended 2017.

Melinda Little
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.community-store.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Saranac Lake Community Revenue Share
- Saranac Lake Community Early Bird Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Alan Brown
- Franny Preston
- Leslie Karasin
- Melinda Little
- Peter Wilson
- Sara Lindsay Cook

Appendix E: Supporting Documents


AT THE
COMMUNITY STORE!

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INVEST IN SARANAC LAKE COMMUNITY STORE

Our Store is the first & only community-owned department store in the Northeast.

$0
raised of $50K goal

$100 min INVEST
by Wefunder Portal LLC

Revenue Share

5% of revenues | **1.5X** investment amount

Saranac Lake Community Store will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

EARLY BIRD BONUS: 2X investment amount

Investors who fund up to the first $50K of this fundraise will receive quarterly payments until 100% of your principal is returned plus 100% on top.

INVESTOR PERKS

$250+	10% Discount Card on all Community Store merchandise.
$500+	10% Discount Card on all Community Store merchandise.
$1,000+	10% Discount Card plus a Goody Box of hand selected products from The Community Store once a year.
$2,500+	10% Discount Card plus a Goody Box of hand selected products twice a year.
$5,000+	10% Discount Card plus a Goody Box of hand selected products three times a year.
$10,000+	10% Discount Card plus a Goody Box of hand selected products four times a year.
$50,000+	A signed print of a painting by local artist, Matt Burnett, featuring an iconic Saranac Lake scene - Donnelly's Corners - commissioned by The Community Store.

We are a small, independent, downtown department store, selling apparel for all family members, home essentials (table top, kitchen, linens, bathroom, etc.), crafts, yarns, locally made products, local interest books and more to the residents of and visitors to Saranac Lake, NY.



Melinda Little
FOUNDING BOARD MEMBER AND PRESIDENT, SARANAC LAKE COMMUNITY STORE

OUR AMBITION

For our brick & mortar operation, we want to be THE place that visitors come to when they travel to Saranac Lake and the first place that ALL residents shop for essential items. Concurrently, we hope to have a robust e-commerce site that provides the thousands of annual and seasonal visitors to SL with a way to share with their family and friends their love for and connection to the Region.

KEY FACTS

- Raised $541,700 in increments of $100 per share from 750 NY State residents during the financial crisis that began in 2008.
- Opened our doors on Oct. 29, 2011 after largely volunteer driven renovation of a 4,000 square foot former restaurant.
- Have established ourselves as a vital resource to the community, meeting the needs of local residents and organizations.
- Signed up 1,800 for our Customer Rewards Program since May, 2017 and 500 in our Yarn Club.
- Established ourselves as the source of a wide selection of locally produced products that already generate $50k in annual revenues.
- Our customer conversion rate (i.e. the percent of those who buy once they cross the threshold) is very high at 40%+.

DOCUMENTS

Saranac_Lake_Community_Pitch_Deck.pdf

community-store.org

from Saranac Lake New York

B2C RETAIL MAIN STREET

Why I Like Saranac Lake Community Store

"This is really the American sprit," Owens said. "This is people in a small town getting together to solve a problem. I was saying to them that there's probably a lot of other communities in the Northeast but probably throughout the United States which would like to follow this model. Small town, focused on the things that people need, able to change their inventory selection based upon community input. I'm just wholly impressed, and I also understand the tremendous amout of work that people who are running this put in, not only for the past five years, but will as they roll forward."

Bill Owens
FORMER NYS CONGRESSMAN BILL OWENS

THE BUZZ ABOUT SARANAC LAKE COMMUNITY STORE

"Get them to come once, and they will come back again."

Andrew Cuomo

NYS Governor speaking about the Adirondack Region at 2/17/18 event at the Hotel Saranac.

"I stop in every time I'm visiting Saranac Lake and always see something to buy - local maple syrup, pottery, handmade jewelry, wool slippers for my husband, or a new accessory for me. Surprisingly large selection of household and kitchen items, baby items, crafts, and clothing, and local goods that make great gifts."

Katrina N.

Customer

"What a welcome relief from the big-box store experience! We stopped in for the first time last week just to check it out and I walked out with new jeans and Shae found some kitchen stuff for our camper. I was surprised by the variety and the low cost. I like the fact, too, that they highlight made-in-USA products."

Bill L.

Customer

"Saranac Lake is an amazing place. When a challenge arises in the community, a solution is sought and is almost always achieved. We are a group of "get 'er done" folks and The Community Store is a perfect example of that. We had a retail problem, we found a solution and we made it happen. The fact that we were blazing a trail in a new form of retail or that would be the first store of its kind in New York State was secondary."

Gail Brill

Founding Board Member, Community Activist & Artist

"The Community Store is my 'go-to' place for socks, shirts, gifts, and all else, because I always find what I need, just down the street, in Downtown Saranac Lake - at the Adirondack's 'General Store; our store.'"

Clyde Rabideau

Mayor, Village of Saranac Lake

"The Community Store carries some of just about everything anyone could need. But if they don't have what you're looking for, the employees will tell you where else you can find it. They listen to our opinions re: quality, style, and stock and pass these along to the management. They value every customer just as they would friends or relatives. It's rather like coming into a shop owned by your own family; and in a way it is. A visit to The Community Store is like a trip home; to a more personal and relaxed time. The merchandise changes seasonally but the atmosphere of caring, authenticity and integrity is unwavering."

Karen Lewis

Customer

here& Now

Small town in New York reveling in new, community-owned department store

Saranac Lake lost its only department store in 2002. When that happened, locals had to travel 50 miles to buy socks or sheets. So they banded together, made a plan and late last year they opened a community-owned department store. They're happy to

April 9, 2018 @ pri.org



Buying underwear, and the store, in Saranac Lake

SARANAC LAKE - The residents of Saranac Lake are a hardy lot - they have to be to withstand winter temperatures that can drop to 30 below zero. But since the local Ames department store went out of business in 2002, a victim of its corporate

April 9, 2018 @ watertowndailytimes.com

NGPF Blog

In a little village of just about 5,400 full-time residents, the Community Store in Saranac Lake is one amazing entrepreneurial endeavor. I stumbled upon the store during a recent vacation in the Adirondacks (a 6 million acre park in upstate New

April 1, 2018 @ ngpf.org



Community-owned department store marks fifth year in Saranac Lake

New York's first-ever community-owned department store will celebrate a milestone this weekend. The Saranac Lake Community Store turns five on Saturday. The store was launched to fill some of the void from the shutdown of the Ames department

October 28, 2016 @ northcountrypublicradio.org

A Town in New York Creates Its Own Department Store

"Ooh, that's nice," said Pat Brown, as she held up a slim black skirt (price: $29.99). She and her husband, Bob, a former professor of sociology at a local community college, live in town in an early 1900s home furnished with deer heads and other

August 31, 2014 @ nytimes.com

Community Store re-defining image of small town America

At a time when the holiday shopping season focuses squarely on big-box stores and online retailers, along comes the Community Store in Saranac Lake to capture our hearts and imaginations.

November 29, 2011 @ denpubs.com



Our staff. From left to right, Terry Reed (our manager/buyer), Mary Rae, Nina Scheuer, and Jackson Small



Board Member Leslie Karasin



Board Member & Secretary Peter Wilson



Board Member & Treasurer Alan Brown



Board Member Franny Preston



Board Member Sara Lindsay Cook with husband Matt Cook.



Board Member & President Melinda Little (in the middle) with friends (and investors) Karen Lewis & Beth Glover

Renovating the Space



A classic dumbwaiter - a relic from years past.



The wall separating the banquet room & kitchen.



We claimed the wooden floor from this raised area and used it up front.



We dismantled as much of the raised area on the right as possible.



Here we're looking at the former kitchen and bar.


THE COMMUNITY STORE
Opening soon!



Volunteers celebrate the Grand Opening!

Open for Business


FIRE DEPT

Volunteer appreciation night, June 2014.















Founder



Melinda Little

Founding Board Member and President

Little is a serial entrepreneur who currently runs Point Positive, an angel investor group that invests in start-ups in the Region. MMgmt from the Kellogg School and a BA from Wellesley College.

Interview

– COLLAPSE ALL

WF: Why is the Saranac Lake Community Store raising capital?

SL: Since we opened our doors in Oct., 2011, we've realized average annual gross revenues of $360,000 but need to generate $420-$425K to achieve profitability. Launching a robust e-commerce site that allows us to expand on the sale of locally produced items is the best avenue for reaching our target number. We are already generating $50K in gross sales on the locally produced items in the Store so have a good basis upon which to build going forward.

In addition to building and launching the e-commerce site, we will be undertaking a re-branding effort once we've concluded our Wefunder Campaign.

WF: Why aren't you securing a traditional line of credit to accomplish your goals?

SL: When we raised the $541,700 that enabled us to open the Store almost 7 years ago, we set a limit on the amount of stock that any one entity could purchase. This resulted in our having 750 stockholders. This has been a strength in regards to having 750 individuals committed to ensuring our success but it has barred us from being able to get bank financing as there's no single or small group of individuals able to guarantee a loan.

Additionally, we are excited about the Wefunder Campaign giving us an avenue for others who have expressed interest over the years to invest.

WF: How big is the market?

SL: As detailed in the 2016 Longwoods International Adirondacks NY Visitor Report that was published last year, 17.8 million person trips were made to the Adirondack Region in 2016. Of those who had stayed overnight, 77% had visited the Adirondacks at least once before which confirms what Governor Andrew Cuomo recently said at an event at the ribbon-cutting ceremony for the reopening of the Hotel Saranac: "Get them to come once and they will come back again." The study, which can be accessed at http://www.roostadk.com/research also states that shopping is one of the top 5 activities that visitors enjoy while here in the Region.

These visitors represent a ready market for an e-commerce site that carries a robust selection of Adirondack products that celebrate their ties to the Region.

WF: Who are your competitors? How are you different?

SL: TAUNY (Traditional Arts of Upstate New York), recent start-up North Country Showcase, and Genuine Adirondack, a new e-commerce start-up, are the closest direct competitors identified in the Region, but they have different business models than what is planned for the Saranac Lake Community Store e-commerce site. Additionally, many local producers already carried in the Store have their own websites, but when asked, they see the SLCS e-commerce platform as an avenue for additional sales, not as a competitor.

Our e-commerce site will reflect the "Main Street" values and approach of our bricks and mortar operation.

WF: Why now? What is happening in Saranac Lake that attracts visitors and the young families who are making the decision to settle here?

SL: Saranac Lake is experiencing a Renaissance. The recent restoration and reopening of the iconic Hotel Saranac – just across the street from the SLCS – after five long years is already increasing the number of visitors and foot traffic.

Additionally, with the opening of Fiddlehead Bistro last year, and two other restaurants in the pipeline, Saranac Lake offers a diversity of dining experiences that, coupled with events such as our monthly Art Walks, Plein Air Arts Festivals, weekly Farmers Markets and more, draw an increasing number of people downtown.

And several downtown buildings, including 97 Main St. (home to the SLCS), have just undergone major upgrades, making the downtown far more attractive and inviting.

Saranac Lake is a nature-lover's paradise infused with bold ideas and quirky originality, all done in a way that only Saranac Lakers could pull off. Where else can you find a community of 5,400 residents that came together not only to establish The Community Store but also to build the Adirondack Carousel and a new ski lodge at Dewey Mountain, and open the best Skateboard Park in the North Country, all in the last ten years?

WF: What's your biggest risk? What keeps you up at night?

SL: Our biggest risk will be in the execution of our plan. We are a lean organization that will be relying heavily on the participation and leadership of our volunteer board members to complete our rebranding process and establish our e-commerce operation. That said, we have a strong track record of getting things done, not the least of which was opening The Community Store in the first place.

WF: How will you make money?

SL: Our immediate goal is to increase our annual revenues by roughly $70K to some $430K. This will be accomplished via a combination of factors and strategies.

The primary driver will be our e-commerce site which we expect to launch in Q4, 2018. We also expect an uptick in sales at the Store as a result of our rebranding effort and from an increase in traffic due to the Hotel Saranac. Since its opening in late January, we've already experienced this phenomenon which is likely to be even more significant during the coming summer months and beyond. By year three of our plan, we should be able to double the initial increase thus achieving annual revenues of over $500K.

WF: How will you acquire customers?

SL: We currently have 750 shareholders, 500 yarn club members and 1,800 participants in our rewards program and roughly 1,500 FB/Instagram followers. With assistance from the Marketing Group that we'll be working with for our rebranding and e-commerce development, we will be putting together an integrated marketing plan for the Store and the e-commerce site going forward that will build on and significantly expand our current customer base. Some of the components are likely to be search engine optimization and social marketing strategies, an expansion of our existing print and digital ad program, and press releases and events (ie. book signings, tastings and such....) One resource in particular that we hope to tap is the more than 100,000 individuals who receive a weekly email newsletter list from the Regional Office of Sustainable Tourism (ROOST.) As these folks have opted in to receive the emails because of their interest in the Adirondack Region, they represent a likely source of customers for The Community Store's e-commerce site.

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RISKS

1. Melinda Little is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

2. Peter Wilson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Saranac Lake Community Store is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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